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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of BioSante
Pharmaceuticals, Inc. (formerly Ben-Abraham Technologies Inc.) on Form SB-2 of our report dated February 19, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP


Toronto, Ontario
June 27, 2001